UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 14, 2005

                     INTERNATIONAL CARD ESTABLISHMENT, INC.

             (Exact name of Registrant as specified in its Charter)



            DELAWARE                   000-33129              95-4581903
----------------------------          ------------       ----------------------
(State or Other Jurisdiction          (Commission        (IRS Employer
       of Incorporation)              File Number)       Identification Number)


           555 AIRPORT SPACE WAY, SUITE A, CAMARILLO, CALIFORNIA 93010
                    (Address of Principal Executive Offices)

           300 ESPLANADE DRIVE, SUITE 1950, OXNARD, CALIFORNIA 93030 (Former name or former address, if changed since last report)

         Registrant's telephone number, including area code 805-383-7063

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On March 14, 2005, Jonathan Severn resigned as our President, Chief Financial Officer and Chairman of the Board of Directors. Mr. Severn's resignation was for personal reasons not involving a disagreement with International Card Establishment, Inc.

Effective as of March 14, 2005, Hugh Wain Swapp, one of our directors, was appointed as our Chief Financial Officer to fill the vacancy left by Mr. Severn upon his resignation. Mr. Swapp is the President of NEOS Merchant Solutions, Inc. Mr. Swapp became a director of our company upon the closing of our acquisition of NEOS Merchant Solutions, Inc., effective as of September 8, 2004. Mr. Swapp is the CEO and founder of Neos Merchant Solutions, Inc. From 2002 to the present, he is primarily responsible for the day-to-day operations of NEOS, and its sales distribution channels. From 1999 to 2002, Mr. Swapp was the President of E-Commerce Processing (ECP), a leader in the private label smart card industry. From 1993 to 1999, he was the National Vice President of Lynk Systems, where he helped establish 37 offices and a portfolio of more than 70,000 merchants.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Not applicable.

(B) PRO FORMA FINANCIAL INFORMATION.

         Not applicable.

(C) EXHIBITS.

         None.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     INTERNATIONAL CARD ESTABLISHMENT, INC.




DATE:    MARCH 18, 2005    BY: /s/ WILLIAM LOPSHIRE
                              ----------------------------
                                   WILLIAM LOPSHIRE
                                   CHIEF EXECUTIVE OFFICER